Exhibit 10.31

People’s Republic of China	Printed by the Ministry of Land Resources of the People’s Republic of China
Mining permits
(copy)	Mining area inflection point coordinates:
Permit#: 3707820720003	X Y
Ownership of mining right: Zhucheng City Ziyang Ceramic Co., Ltd.	A: 3972467 20733426
Address: Zhucheng city, Wa Dian Town Shi Jia Lake Village	B: 3972469 20733245
Mine Name: Wa Dian Shi Jia Lake Quarry	C: 3972428 20733247
Economic Type: private enterprise	D: 3972427 20733425
Minerals to be mined:
Mining method: Open-pit mining
Production scale: 31000 cubic meter per year	Mining depth: 11Meters
Mining area: 7260 square meter
Validity: 6 years from 2007/02/01 to 2013/01/31

Stamped by Zhucheng City Office of Mineral Resources Management
Mining Registration Seal
2007/02/09